UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): February 28, 2008

Emerson Electric Co.

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(Exact Name of Registrant as Specified in its Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders – 3 Month Summary

(Percent change. Trailing 3-month average versus prior year.)

	Nov ’07	Dec ‘07	Jan ‘08
Process Management	+20	+15	+10 to +15
Industrial Automation	+10 to +15	+15 to +20	+10 to +15
Network Power	+15 to +20	+10 to +15	+15 to +20
Climate Technologies	+10 to +15	+15	+5 to +10
Appliance and Tools	-5 to 0	-5 to 0	-5
Total Emerson	+10 to +15	+10 to +15	+10

January 2008 Order Comments:

Orders growth remained solid led by strength in Network Power for the three months ended in January. Favorable currency exchange rates contributed approximately 3 to 4 percentage points to the increase.

Process Management maintained high levels of order growth across the valve, systems and measurement businesses as the global energy markets continued to be strong.

Strength in the power transmission and fluid automation businesses contributed to overall strength in the Industrial Automation business segment. Orders also benefited from the weaker dollar.

Order growth for Network Power improved due to strong data-center computing and telecommunication end markets.

Climate Technologies order growth trends were positive, led by strength in Asia and in the controls businesses.

Appliance and Tools continued to be adversely impacted by weakness in consumer spending and residential investment, with strength from the professional tools business more than offset by weakness in appliance and motors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: February 28, 2008	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary